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PROSPECTUS Dated                                        Pricing Supplement No. 7
April 1, 1998                                           Effective May 25, 1998




                            U.S.$1,000,000,000            Rule 424 (b)(3)
                                                     Registration Statement
                         FORD MOTOR CREDIT COMPANY        No. 333-45015

                       VARIABLE DENOMINATION FLOATING
                             RATE DEMAND NOTES


                              -----------------


                           Interest Rate Per Annum
                           -----------------------

Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
---------   -------------     ---------------   ----------------

5/25/98        5.28%              5.48%             5.68%